NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  January 4, 2007

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development to Host Analyst Day
in New York on January 22, 2007

BRIDGEPORT, WV -- Petroleum Development Corporation (NASDAQ GSM: PETD) today announced that it will host a conference for equity analysts and institutional investors at the Waldorf Astoria Hotel in New York on January 22, 2007.  The Analyst Day, the first in PDC's history, will include comprehensive discussion and overview of the Company's core Rocky Mountain, Appalachian and Michigan operating areas, recent acquisitions, 2007 outlook and corporate strategy, financial and risk management overview, and 2007 guidance.  PDC representatives include Steve Williams, Chairman and CEO, Tom Riley, President, Richard McCullough, CFO, Eric Stearns, Executive Vice President Exploration and Production, and Celesta Miracle, Vice President Investor Relations and Communications.

For those unable to attend, a webcast of the Analyst Day will be available live by logging on to www.petd.com at the time of the event.  The webcast will also be archived for 30 days on the Company's website.

Petroleum Development Analyst Day

Monday, January 22, 2007

2:30 PM to 4:30 PM

Waldorf Astoria Hotel

New York, NY 10022

For further information or to RSVP, please contact David Charles of EnerCom, Inc. at dcharles@enercominc.com or kgrover@enercominc.com.  You may also phone 303.296.8834.  Alternatively, you may contact Celesta Miracle of PDC at cmiracle@petd.com or 304-808-6260.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. The Company is included in the S&P SmallCap 600 Index and the Russell 3000 Index.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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120 Genesis Boulevard • PO Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597